SCHEDULE 14C INFORMATION
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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ROYAL QUANTUM GROUP, INC.
(Name of Registrant As Specified In Charter)

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INFORMATION STATEMENT

October 1 , 2012

ROYAL QUANTUM GROUP, INC.

GENERAL

This Information Statement is being distributed to the holders of record of the common stock, par value $.001 per share (“Common Stock”), of Royal Quantum Group, Inc., a Nevada corporation (the “Company”), at the close of business on August 31, 2012 (the “Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Information Statement advises shareholders of actions taken and approved on August 31, 2012, by Roger Janssen and Guy Peckham, who comprise the Company’s board of directors, and ratified on August 31, 2012 by holders of a majority of the Company’s outstanding shares of Common Stock (the “Majority Shareholders”), to (1) amend section 13 of the Company’s Bylaws to permit written consent by a majority of shareholders to be effective in lieu of a meeting; (2) amend the articles of incorporation by changing the name of the Company to MineralRite Corporation, and (3) effect and implement a 1-for-50 reverse split (the “Reverse Split”) of the outstanding shares of our Common Stock, which would decrease the number of shares of outstanding Common Stock from 52,991,272 to 1,059,825. The Company's common stock is presently listed and traded on the OTC Bulletin Board exchange under the symbol "RYQG".

These proposals will not become effective until the date which shall be as soon as practicable after the expiration of 20 days after the Information Statement is sent to stockholders and notification to and approval by FINRA of the same.

A majority of the stockholders approved these proposals pursuant to written consent dated August 31 , 2012, in accordance with the provisions of the Nevada Revised Statutes and the Company's Articles and Bylaws. Accordingly, your consent is not required and is not being solicited in connection with these proposals. The Board approved the proposals pursuant to a unanimous written consents dated August 31, 2012.

This information statement is first being furnished to the stockholders on or about August 31, 2012. The Proposals will be effected not less than twenty days following the mailing of this Information Statement to stockholders of record on August 31, 2012 (the "Record Date").

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of common stock held of record by them.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

DESCRIPTION OF THE CORPORATION

CORPORATE HISTORY: The Company was incorporated in October, 1996, under the name PSM CORP, and was formed for the purpose of either merging with or acquiring an operating company with an operating history and assets. On September 30, 2002, we entered into a Share Exchange Agreement with SuperYachts Holdings, Inc., a private Nevada corporation ("SuperYachts Holdings"), and its stockholders, to acquire 100% of the issued and outstanding shares of SuperYachts Holdings. In consideration for acquiring all of SuperYachts Holdings' issued and outstanding shares, the Company agreed to issue its stockholders 15,000,000 shares of our common stock. Effective as of October 1, 2002, the Company's name was changed to Platinum SuperYachts, Inc. At that point, the Company’s business direction included yacht building, sales, re-sales and yacht services.  That business was not successful, and the Company then sold all of the Company's assets related to the yacht business on September 29, 2005, in exchange for certain shareholders agreeing to cancel all of their outstanding shares of the Company.

Since September 2005, the Company has been focused on the acquisition, exploration and development of oil and gas properties located within favorable geopolitical climates. The Company has incurred substantial losses from those operations and has a working capital deficit, which history and circumstance raise substantial doubt as to the Company’s ability to continue as a going concern. The Company had a net loss of $253,138 for the six months ended June 30, 2012 and an accumulated deficit at June 30, 2012 of $6,065,162. The Company has raised sufficient funds through the private sale of participating units to acquire working interests in nine oil and gas wells. Seven of the wells were producing as of June 30, 2012. Total gross revenue generated from these seven wells during the six months ended June 30, 2012 amounted to $210,184. Although the Company has been successful in raising the necessary funds to acquire these working interests and has been able to generate net revenue from these wells, there is no assurance that these wells will continue to generate positive cash flow. Currently the net revenue generated from these wells is not sufficient to fund all of the Company’s operating costs. The Company is seeking to raise additional funds to acquire other oil and gas properties; however, there is no assurance that the necessary funds will be raised or even if the funds are raised, that the working interest acquired in the future will generate sufficient revenue to assist in the financing of the Company’s operations. Until such funding is obtained and/or positive results from planned property development materialize, doubt about the Company’s ability to continue as a going concern may remain.

The Company is currently researching new business ventures, including potential acquisitions and suitable business partners which will assist us in realizing the Company's business objectives. We are changing the Company's name to reflect the fact that the Company's business is no longer focused exclusively on oil and gas production.

THE AMENDMENT OF THE BYLAWS

On August 31, 2012, the holders of a majority of the Company's common stock approved an amendment of the Company’s Bylaws to permit shareholder action by consent, in place of a meeting, with the approval of a majority of the issued and outstanding shares, instead of 100% of those shares.  Section 45 of the Bylaws of the Company states: “The Board of Directors shall have the power to adopt, amend, or repeal Bylaws as set forth in the Articles of Incorporation.”  The directors of the Company believe it in the best interests of the Company to obtain the approval of a majority of the shareholders for certain actions; such as the change of the Company’s name and the Reverse Split (both discussed below).  Before the amendment, section 13 of the Bylaws provided that: “No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, or by the written consent of all stockholders.”  The directors decided to amend section 13 of the Bylaws to read as follows: “No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, or by the written consent of a majority of stockholders.”

On August 31, 2012, the Board approved the Amendment. The Board fixed the close of business on  August 31, 2012 as the record date for the determination of stockholders who are entitled to give consent and receive this information statement. As of the Record Date, the Company had approximately 52,991,272 shares of common stock outstanding. A copy of the Company’s bylaws is filed with the SEC. Copies of the bylaws and other SEC filings are available on the SEC's EDGAR database at www.sec.gov.

THE CHANGE OF THE COMPANY’S NAME

Overview

On August 31, 2012, the holders of a majority of the Company's common stock approved an amendment of the Articles of Incorporation to change the name of the Company to MineralRite Corporation.  On August 31, 2012, the Board approved the Amendment. The Board fixed the close of business on  August 31, 2012 as the record date for the determination of stockholders who are entitled to give consent and receive this information statement. As of the Record Date, the Company had approximately 52,991,272 shares of common stock outstanding.

We will seek to have the Company's trading symbol changed on the OTC Bulletin Board market to an appropriate symbol reflecting the new corporate name immediately after the filing of the Amendment.

Our stockholders are urged to read the Amendment carefully, as it is the legal document that governs the amendment of our Articles of Incorporation.

The Amendment will become effective upon filing the Amendment with the Nevada Secretary of State, which we anticipate will occur approximately 20 days after this Information Statement has been distributed to the Company's stockholders.

By approving this Action, stockholders holding a majority of our outstanding shares of common stock have authorized our Board of Directors to file the Amendment with the Secretary of State of the State of Nevada.  The Name Change will become effective upon the filing of the Amendment.

Reasons for the Name Change

The Company is contemplating entering into a market which may not involve investments in oil and gas producing properties, and will instead involve extracting precious metals from ore obtained from mining operations.  Accordingly, our Board of Directors believes that the name MineralRite Corporation will better portray and convey the Company’s business after it enters that market.

Effects of the Name Change

The Name Change will be effective when the Amendment is filed with the Secretary of State of the State of Nevada.  If the Name Change is effectuated, the Company will request that its common stock trade using a new stock symbol, rather than using the current “RYQG” symbol.

If the Name Change is not effectuated, the Company’s name and symbol for trading of its common stock will remain unchanged.

Effective Date

The Name Change will become effective as of the date of filing of the Articles of Merger and the Amendment with the Secretary of State of the State of Nevada.

Dissenters’ Rights

Pursuant to the Nevada Revised Statutes (“NRS”), our stockholders are not entitled to dissenters’ rights with respect to the amendment of our Articles of Incorporation to effect the Name Change, and we will not independently provide our stockholders with any such rights.

THE REVERSE SPLIT

Overview

The Board of Directors and Majority Shareholders approved a one-for-fifty Reverse Split. At the time of the Reverse Split, holders of outstanding shares of Common Stock will receive one share of post-Reverse Split Common Stock for each fifty shares of pre-Reverse Split Common Stock held as of August 31 , 2012, depending on the exact ratio of the Reverse Split. No fractional shares of Common Stock will be issued in connection with the Reverse Split. All fractional share amounts resulting from the Reverse Split will be rounded up to the next whole new share.  In connection with the Reverse Split, the Company’s Board of Directors, in its sole discretion, may provide special treatment to shareholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Split.

Authorization by the Directors and the Majority Shareholders

Under Section 78.315(2) of the NRS and the Company’s Articles of Incorporation, any action required or permitted to be taken at a meeting of the board of directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board or of the committee. Further, under Section 78.320 of the Nevada Revised Statutes and the Company’s Articles of Incorporation, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. Under Chapter 78 of the Nevada Revised Statutes and the Company’s Articles of Incorporation, as amended, the approval of the above-mentioned Reverse Split requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each share is entitled to one vote per share on any matter which may properly come before the shareholders.

On August 31, 2012, the board of directors unanimously authorized the Reverse Split by Written Consent of the Board of Directors.

On August 31, 2012, the Majority Shareholders of the Company and holders of 87.70% of the total outstanding Common Stock and 44,014,892 votes ratified the Board of Directors’ Written Consent and further authorized the Reverse Split by Written Consent of the Majority Shareholders. As of the close of business of the Record Date, the Company had outstanding 52,991,272 shares of Common Stock carrying a total of 52,991,272 votes.

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Reverse Split and is furnishing this Information Statement solely for the purpose of informing shareholders of the Reverse Split, in the manner required under the Exchange Act.

Effective Date

The Reverse Split will become effective the date which shall be as soon as practicable after the expiration of 20 days after the Information Statement is sent to stockholders and notification to and approval by FINRA of the same. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on October 1 , 2012.

This Information Statement will serve as written notice to stockholders pursuant to the Nevada Revised Statutes.

Reasons for the Reverse Split

Shareholders should note that the effect of the Reverse Split upon the market price for the Common Stock cannot be accurately predicted. We cannot assure you that the market price for shares of Common Stock will be proportionately greater after the Reverse Split than immediately prior to the Reverse Split, or that the market price will increase, or that any increase will be maintained for any period of time, after the Reverse Split. We also cannot assure you that the Reverse Split will not adversely impact the market price of the Common Stock.

Bid and ask quotations for the Common Stock appear on the Over-the-Counter Bulletin Board under the symbol RYQG. The price ranges for the Common Stock, as reported by Yahoo Finance on August 29, 2012, were: $0.0090 - $0.0180, respectively. These prices may not necessarily represent actual transactions. As of August 29, 2012, there were approximately 118 holders of record of the Common Stock.

Effects of the Reverse Split

Voting Rights. Holders of Common Stock will continue to have one vote for each share of Common Stock owned after the Reverse Split. Consequently, the voting and other rights of the holders of the Common Stock will not be affected by the Reverse Split.

Number of Shareholders; Par Value and Authorized Shares. The number of shareholders of record will not be affected by the Reverse Split. The par value and authorized number of shares of Common Stock under the Company’s Articles of Incorporation will remain the same following the effective time of the Reverse Split.

Number of Shares Outstanding. The number of shares of Common Stock issued and outstanding will be reduced following the effective time of the Reverse Split. As a result of the Reverse Split, every fifty shares of Common Stock owned before the effective time of the Reverse Split will be converted automatically into one share of Common Stock, without any action on the part of the shareholders, subject to adjustment for fractional shares.

No fractional shares of Common Stock will be issued in connection with the Reverse Split. All fractional share amounts resulting from the Reverse Split will be rounded up to the next whole new share. In connection with the Reverse Split, our Board of Directors, in its discretion, may provide special treatment to certain shareholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Split.

Public Status; Reporting Requirements. There is currently no intention for the Company to go private, and the Reverse Split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the Reverse Split will not increase the risk of the Company becoming a private company in the future. The Company will continue to be subject to the periodic reporting requirements of the Exchange Act following the Reverse Split.

Issuance of Additional Shares. The number of authorized shares of Common Stock will continue to be 500,000,000 shares after the Reverse Split. However, the number of authorized but unissued shares of Common Stock effectively will be increased significantly by the Reverse Split because the 52,991,272 shares outstanding prior to the Reverse Split, approximately 17.66% of the 300,000,000 authorized shares, will be reduced to approximately 1,059,825 shares, approximately 0.35% of the 300,000,000 authorized shares in the event of a one-for-fifty (1:50) reverse split. The effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Articles of Incorporation or Bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt toacquire control of the Company through a transaction opposed by the Board of Directors. At this time, the Board of Directors does not have plans to issue any shares of Common Stock resulting from the effective increase in the number of our authorized but unissued shares generated by the Reverse Split.

Outstanding Shares and Voting Rights

As of the Record Date, the Company's authorized capitalization consisted of 300,000,000 shares of Common Stock, of which 52,991,272 shares were issued and outstanding, 10,000,000 shares of preferred stock, par value $0.001, of which no shares were issued as of the Record Date.  Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.  As of June 30, 2012, there were 1,792,000 unexercised warrants to purchase one share of common stock per warrant.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

Federal Income Tax Consequences

The Company will not recognize any gain or loss as a result of the Reverse Split.

The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the Federal income tax consequences of the Reverse Split. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such shareholder resides. Shareholders are urged to consult their own tax advisers to determine the particular consequences of the Reverse Split to them.

Distribution and Costs

The Company will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple shareholders sharing an address, unless contrary instructions are received from one or more of such shareholders. Upon receipt of a written request at the address noted above, the Company will deliver a single copy of this Information Statement and future shareholder communication documents to any shareholders sharing an address to which multiple copies are now delivered.

Absence of Dissenters’ Rights of Appraisal

Neither the adoption by the Board of Directors, nor the approval by the Majority Shareholders, of the Reverse Split provides shareholders any right to dissent and obtain appraisal of or payment for such shareholder’s shares under Section 78 of the Revised Nevada Statutes, the Articles of Incorporation or the Bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our Chief Executive Officer, President and Chief Financial Officer, and (iv) all executive officers and directors as a group as of April 20, 2010.

Amount and Nature of Beneficial Ownership

Title of Class	Name and Address of Beneficial Owner

Directors and Executive Officers			13.59%

Common Stock	Roger Janssen 7044 Portal Way, Unit K-110 Ferndale, WA 98248	5,227,200 Director	13.59%

Common Stock	Guy Peckham 7044 Portal Way, Unit K-110 Ferndale, WA 98248	0	0.00%

All (2 persons)		5,227,200	13.59%

Information with respect to beneficial ownership is based upon information furnished by each shareholder or contained in filings made with the Securities and Exchange Commission. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

In determining the percent of common stock owned by a person or entity on August 31 , 2012, (a) the numerator is the number of shares of the class beneficially owned by such person and includes shares which the beneficial owner may acquire within 60 days upon conversion or exercise of a derivative security, and (b) the denominator is the sum of (i) the shares of that class outstanding on August 29, 2012 (52,991,272 shares of Common Stock) and (ii) the total number of shares that the beneficial owner may acquire upon conversion or exercise of a derivative security within such 60 day period. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

FINANCIAL AND OTHER INFORMATION

For detailed information on our corporation, including financial statements, youmay refer to our Form l0-KSB and Forms 10-QSB filed with the SEC. Copies ofthese documents and other SEC filings are available on the SEC's EDGAR database at www.sec.gov.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereuntoauthorized.

Dated: September 19 , 2012	/s/ Guy Peckham
Guy Peckham, President, CEO and Director

Dated: September 19 , 2012	/s/ Roger Janssen
Roger Janssen, Director